EXHIBIT 5



                                   August 23, 1996


Proffitt's, Inc.
P. O. Box 9388
Alcoa, Tennessee 37701

Ladies and Gentleman:

     We have acted as counsel to Proffitt's, Inc., a Tennessee Corporation ("Proffitt's"), in connection with the registration by Proffitt's of its guaranty of certain Senior Subordinated Notes due 2003 (the "Notes") of Parisian, Inc. ("Parisian") pursuant to a registration statement on Form S-3 (Registration No. 333-09941), as amended (the "Registration Statement"), filed by Proffitt's with the Securities and Exchange Commission (the "Commission"). This opinion is being delivered to you, and will be filed with the Commission by amendment to the Registration Statement, at your request and pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Commission.

     In that connection, we have reviewed originals or copies of, among other things, the Registration Statement, the form of Supplemental Indenture between Parisian and AmSouth Bank of Alabama, as trustee, which is attached to the Registration Statement as Exhibit 4(d), and the form of Amended and Restated Indenture which is attached to the form of Supplemental Indenture as Exhibit A. Unless otherwise defined in this letter, each term defined in the Registration Statement and used in this letter in initially capitalized form shall have the meaning ascribed to it in the Registration Statement.

     This letter is governed by, and shall be construed in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations more particularly described in the Accord, and this letter should be read in conjunction with the Accord.

     The opinions set forth in this letter are based solely on, and are limited to, the laws of the United States of America, the internal, substantive laws of the State of New York (without regard to its choice of law principles and laws), and the Tennessee Business Corporation Act, as amended. We express no opinion on the laws of any other jurisdiction or governmental authority or on any matter governed by any such laws.

     Based upon and subject to the foregoing and the further qualifications, assumptions, exceptions and limitations set forth in this letter, we are of the opinion that ,when the Registration Statement has become effective, the holders of not less than a


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majority in aggregate principal amount of the Notes have approved the Supplemental Indenture, the Merger has been consummated, and the Supplemental Indenture and Amended and Restated Indenture have been duly and properly authorized, executed and delivered, for value received, by all parties thereto, the Parent Guarantee (as set forth in Article Thirteen of the Amended and Restated Indenture) will be legally issued and will be the binding obligation of Proffitt's.

     The foregoing opinion is subject to the General Qualifications (as defined in the Accord) and the effect of constitutional and public policy limitations. For purposes of the foregoing opinion, we have assumed that (a) the final form of the Supplemental Indenture and the Amended and Restated Indenture will conform, in all material respects, to the forms of those documents which are included in the Registration Statement, and
(b) the Notes constitute the legal, valid and binding obligations of Parisian.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the prospectus which constitutes a part of the Registration Statement.

     This letter and this opinion it contains are provided solely for the purpose described above and may not be used or relied upon by you for any other purpose and, except as set forth above, may not be used or relied upon by, or disclosed to, any other person for any purpose without, in each instance, our prior written consent.


                         Very truly yours,



                         SOMMER & BARNARD, PC



                         /s/ Sommer & Barnard, PC